SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2004

Domino’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-107774	38-3025165
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On May 6, 2004, Domino’s, Inc. (the “Company”), together with its parent company, TISM, Inc. (“TISM”), and various subsidiaries of TISM entered into a Second Amendment and Consent to Credit Agreement and First Amendment to Subsidiaries Guaranty with J.P. Morgan Securities Inc., as sole lead arranger and book runner, JPMorgan Chase Bank, as administrative agent for Lenders, CITICORP North America, Inc., as syndication agent and BANK ONE, NA as documentation agent and the other lenders party thereto (the “Second Amendment”). A copy of the Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

10.1	Second Amendment and Consent to Credit Agreement and First Amendment to Subsidiaries Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S, INC.
(Registrant)

Date: May 7, 2004	/s/ Harry J. Silverman
Harry J. Silverman
Chief Financial Officer